Exhibit 10.1

AMENDMENT TO EMPLOYMENT TERMS

This Amendment to Employment Terms (this “Amendment”) is made as of August [__], 2023, between BioLife Solutions Inc., a Delaware corporation (the “Company”), and [_________] (“Executive”). Executive and the Company are sometimes referred to herein as the “parties.”

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.

In order to increase the alignment between Executive and the Company’s shareholders, effective for base salary earned by Executive for calendar year 2023 on and after August 14, 2023, through and including December 31, 2023 (such period, the “Effective Period” and such base salary, the “Base Salary”), such Base Salary shall be paid to Executive in a combination of cash and stock as set forth in this Amendment.

2.	On each Company payroll date on which the Company is scheduled to pay any Base Salary to Executive during the Effective Period:

a.	[__]% of such Base Salary shall be paid to Executive in the form of cash.

b.

[__]% of such Base Salary shall be paid to Executive in the form of fully vested shares of the Company’s common stock, par value $0.01 per share (“Shares”), under and subject to the Company’s currently active equity incentive plan. The number of Shares paid to Executive shall be determined by dividing such [__]% of such Base Salary by the closing price of a Share on the trading day immediately preceding such payment date, rounded down to the nearest whole Share. Any remaining amount of such Base Salary that is not converted to Shares due to the whole Share limitation in the preceding sentence shall be paid to Executive in the form of cash.

c.

Any amount required to be withheld from such Base Salary (including as a result of the payment of Shares pursuant to Section 2(b)) shall be withheld from the cash portion of such Base Salary covered by Section 2(a), and if such cash portion is smaller than such amount required to be withheld from such Base Salary, the difference shall be paid by Executive to the Company as a condition to the receipt of the Shares described in Section 2(b).

3.	Reversion to Cash Payments. Upon the expiration of the Effective Period on January 1, 2024, Executive’s base salary shall revert to being paid solely in cash.

4.

Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties applicable to the terms of Executive’s employment with the Company shall remain in full force and effect and shall be binding upon the parties.

5.

Entire Agreement. This Amendment constitutes the entire agreement, and supersedes all prior agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

6.

Governing Law; Disputes. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Washington. Any question or dispute regarding the administration or interpretation of this Amendment will be determined by Company. The resolution of such question or dispute by the Company will be final and binding on all persons.

7.

Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

8.	Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

BIOLIFE SOLUTIONS, INC.

By:
Name:
Title:

EXECUTIVE